As filed with the Securities and Exchange Commission on August 8, 2024
Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-3
REGISTRATION STATEMENT UNDER THE
SECURITIES ACT OF 1933
INDEPENDENT BANK CORP.
(Exact name of registrant as specified in its charter)
Massachusetts
(State or other jurisdiction of incorporation or organization)
04-2870273
(I.R.S. Employer Identification Number)
Office Address: 2036 Washington Street, Hanover, Massachusetts 02339
Mailing Address: 288 Union Street, Rockland, Massachusetts 02370
(781) 878-6100
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Patricia M. Natale
General Counsel and Corporate Secretary
Independent Bank Corp.
2036 Washington Street, Hanover, Massachusetts 02339
(781) 982-6549
(Name, address, including zip code, and telephone number, including area code, of agent for service)
With copies to:
Ellen S. Knarr
Gretchen Blauvelt-Marquez
Christopher M. Rogers
Day Pitney LLP
One Federal Street
Boston, MA 02110
(617) 345-4600
Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☑
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☑
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☑	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

PROSPECTUS
INDEPENDENT BANK CORP.
Common Stock
Preferred Stock
Depositary Shares
Warrants or Other Rights
Stock Purchase Contracts
Debt Securities
Units

We and/or one or more selling security holders to be identified in the future may offer to sell, from time to time, shares of our common stock or preferred stock, either separately or represented by depositary shares, rights or warrants exercisable for our common stock, preferred stock or depositary shares representing preferred stock, stock purchase contracts, debt securities and units (together, the “Securities”). Such Securities may be offered separately or together, in separate series or classes and in amounts, at prices and on terms described in one or more prospectus supplements. The preferred stock, debt securities and warrants or other rights may be convertible into or exercisable for other securities.
This prospectus provides you with a general description of the Securities that may be offered. Each time Securities are sold, we will provide one or more supplements to this prospectus that will contain additional information about the specific offering and the terms of the Securities being offered. The supplements may also add to, update or change information contained in this prospectus. You should carefully read this prospectus and any accompanying prospectus supplement before you invest in any of our Securities.
The Securities may be offered and sold in any combination or amounts, at prices and on terms that we will determine at the time of any particular offering, to or through one or more agents, dealers or underwriters, or directly to purchasers, including through subscription rights offerings, on a continuous or delayed basis.
Our common stock is listed on The Nasdaq Global Select Market and trades on the exchange under the symbol “INDB.”
Our principal executive offices are located at 2036 Washington Street, Hanover, Massachusetts 02339, and our telephone number at that address is (781) 878-6100.

Investing in our securities involves risks. See “Risk Factors” beginning on page 7 of this prospectus, the risk factors from our Annual Report on Form 10-K for the year ended December 31, 2023, which is incorporated by reference in this prospectus, and in any of our subsequently filed quarterly and current reports that are incorporated by reference and in any applicable prospectus supplement for information that you should consider before purchasing the Securities offered by this prospectus.

Neither the Securities and Exchange Commission, nor any bank regulatory agency, nor any state securities commission has approved or disapproved of the Securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense. The Securities are not savings or deposit accounts and are not insured by the Federal Deposit Insurance Corporation, Bank Insurance Fund, Savings Association Insurance Fund or any other governmental agency.

You should rely only on the information contained or incorporated by reference in this prospectus or any supplement. We have not authorized anyone to provide you with different information. You should not assume that the information in this prospectus or any supplement is accurate as of any date other than the date on the front of such documents. We are not making an offer to sell the Securities in any jurisdiction where the offer or sale is not permitted.
The date of this prospectus is August 8, 2024.

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) as a “well-known seasoned issuer,” as that term is defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”), using a “shelf” registration process for the delayed offering and sale of securities pursuant to Rule 415 under the Securities Act. Under the shelf process, we may, from time to time, sell any of the Securities described in this prospectus in one or more offerings. Each time we sell securities, we will provide a prospectus supplement that contains specific information about the terms of those securities. A prospectus supplement may add information to, or update or change information contained in, this prospectus.
We have filed with the SEC a registration statement on Form S-3, of which this prospectus is a part, under the Securities Act with respect to the Securities. This prospectus does not contain all of the information set forth in the registration statement, portions of which we have omitted as permitted by the rules and regulations of the SEC. Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete. You should refer to the copy of each contract or document filed as an exhibit to the registration statement for a complete understanding of such contract or document.
You should read this prospectus together with any additional information you may need to make your investment decision. You should also read and carefully consider the information in the documents we have referred you to in “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” below. Information incorporated by reference after the date of this prospectus may add to, update or change information contained in this prospectus. Any information in such subsequent filings that is inconsistent with this prospectus will supersede the information in this prospectus or any earlier prospectus supplement.
As used in this prospectus, unless the context otherwise requires, the terms “we,” “us,” “our” and the “Company” each refer to Independent Bank Corp. and its subsidiaries and their predecessors.
WHERE YOU CAN FIND MORE INFORMATION
The Company is subject to the information requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and files annual, quarterly and current reports, proxy and information statements, and other information with the SEC. You can access copies of these documents on the SEC’s website at http://www.sec.gov and on our website at www.RocklandTrust.com under the “Investor Relations” tab and then under the heading “SEC Filings.” The web addresses of the SEC and the Company are included as inactive textual references only. Except as expressly stated herein, information contained on or accessible through the SEC website and on our website does not constitute a part of this prospectus and is not incorporated by reference herein.
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The SEC allows us to “incorporate by reference” the information we file with them. This helps us disclose certain important information to you by referring you to the documents we file with the SEC. The information we incorporate by reference is an important part of this prospectus. We incorporate by reference each of the documents listed below.
•Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on February 28, 2024;
•Quarterly Reports on Form 10-Q for the quarters ended March 31, 2024 filed with the SEC on May 8, 2024, and June 30, 2024, filed with the SEC on August 6, 2024;
•Current Reports on Form 8-K and amendments thereto filed with the SEC on March 21, 2024, May 16, 2024, and June 20, 2024;
•The information in the Definitive Proxy Statement for the Company’s 2024 Annual Shareholder Meeting filed with the SEC on March 28, 2024 that is incorporated by reference into the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2023; and

•The description of our common stock contained in our registration statement on Form 8-A, filed with the SEC on January 21, 1986, as updated by the description of our common stock contained in Exhibit 4.11 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the SEC on February 27, 2020, including any amendment or report filed for the purpose of updating such description.
In addition, all documents and reports filed by us subsequent to the date hereof pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (except for portions of those reports which are deemed furnished and not filed) prior to the filing of a post-effective amendment which indicates that all Securities offered have been sold or which deregisters all Securities remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents or reports. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.
You may obtain copies of these documents, other than exhibits, free of charge by contacting Patricia M. Natale, General Counsel, at our principal office, which is located at 2036 Washington Street, Hanover, Massachusetts 02339, or by telephone at (781) 878-6100.
CAUTIONARY NOTE ABOUT FORWARD-LOOKING STATEMENTS
This prospectus and the documents incorporated herein by reference, and any accompanying prospectus supplement, contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are not historical facts and include expressions about management’s confidence and strategies and management’s expectations about new and existing programs and products, acquisitions, relationships, opportunities, taxation, technology, market conditions and economic expectations. These statements may be identified by forward-looking terminology such as “should,” “could,” “will,” “may,” “expect,” “believe,” “forecast,” “view,” “opportunity,” “allow,” “continues,” “reflects,” “typically,” “usually,” “anticipate,” “estimate,” “intend,” or similar statements or variations of such terms. Such forward-looking statements involve certain risks and uncertainties and our actual results may differ materially from such forward-looking statements. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements, in addition to those risk factors listed under the “Risk Factors” section hereof and the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, and those discussed in our SEC reports on Forms 10-Q and 8-K, which are incorporated by reference in this prospectus, include, but are not limited to:
•adverse economic conditions in the regional and local economies within the New England region and the Company’s market area;
•events impacting the financial services industry, including high profile bank failures, and any resulting decreased confidence in banks among depositors, investors, and other counterparties, as well as competition for deposits, significant disruption, volatility and depressed valuations of equity and other securities of banks in the capital markets;
•the effects to the Company of an increasingly competitive labor market, including the possibility that the Company will have to devote significant resources to attract and retain qualified personnel;
•the instability or volatility in financial markets and unfavorable domestic or global general economic, political or business conditions, whether caused by geopolitical concerns, including the Russia/Ukraine conflict, the conflict in Israel and surrounding areas and the possible expansion of such conflicts, political and policy uncertainties with the approach of the U.S. presidential election, changes in U.S. and international trade policies, or other factors, and the potential impact of such factors on the Company and its customers, including the potential for decreases in deposits and loan demand, unanticipated loan delinquencies, loss of collateral and decreased service revenues;

•unanticipated loan delinquencies, loss of collateral, decreased service revenues, and other potential negative effects on the Company’s local economies or the Company's business caused by adverse weather conditions and natural disasters, changes in climate, public health crises or other external events and any actions taken by governmental authorities in response to any such events;
•adverse changes or volatility in the local real estate market;
•changes in interest rates and any resulting impact on interest earning assets and/or interest bearing liabilities, the level of voluntary prepayments on loans and the receipt of payments on mortgage-backed securities, decreased loan demand or increased difficulty in the ability of borrowers to repay variable rate loans;
•acquisitions may not produce results at levels or within time frames originally anticipated and may result in unforeseen integration issues or impairment of goodwill and/or other intangibles;
•the effect of laws, regulations, new requirements or expectations, or additional regulatory oversight in the highly regulated financial services industry, including as a result of intensified regulatory scrutiny in the aftermath of regional bank failures and the resulting need to invest in technology to meet heightened regulatory expectations, increased costs of compliance or required adjustments to strategy;
•changes in trade, monetary and fiscal policies and laws, including interest rate policies of the Board of Governors of the Federal Reserve System;
•higher than expected tax expense, including as a result of failure to comply with general tax laws and changes in tax laws;
•increased competition in the Company’s market areas, including competition that could impact deposit gathering, retention of deposits and the cost of deposits, increased competition due to the demand for innovative products and service offerings, and competition from non-depository institutions which may be subject to fewer regulatory constraints and lower cost structures;
•a deterioration in the conditions of the securities markets;
•a deterioration of the credit rating for U.S. long-term sovereign debt or uncertainties surrounding the federal budget;
•inability to adapt to changes in information technology, including changes to industry accepted delivery models driven by a migration to the internet as a means of service delivery, including any inability to effectively implement new technology-driven products, such as artificial intelligence;
•electronic or other fraudulent activity within the financial services industry, especially in the commercial banking sector;
•adverse changes in consumer spending and savings habits;
•the effect of laws and regulations regarding the financial services industry, including the need to invest in technology to meet heightened regulatory expectations or introduction of new requirements or expectations resulting in increased costs of compliance or required adjustments to strategy;
•changes in laws and regulations (including laws and regulations concerning taxes, banking, securities and insurance) generally applicable to the Company’s business and the associated costs of such changes;
•the Company’s potential judgments, claims, damages, penalties, fines and reputational damage resulting from pending or future litigation and regulatory and government actions;
•changes in accounting policies, practices and standards, as may be adopted by the regulatory agencies as well as the Public Company Accounting Oversight Board, the Financial Accounting Standards Board, and other accounting standard setters;

•operational risks related to the Company and its customers’ reliance on information technology; cyber threats, attacks, intrusions, and fraud; and outages or other issues impacting the Company or its third party service providers which could lead to interruptions or disruptions of the Company’s operating systems, including systems that are customer facing, and adversely impact the Company’s business;
•any unexpected material adverse changes in the Company’s operations or earnings.
Except as required by law, the Company disclaims any intent or obligation to update publicly any such forward-looking statements, whether in response to new information, future events or otherwise. Information that becomes a part of this prospectus after the date of this prospectus will automatically update and, to the extent inconsistent, replace information in this prospectus and information previously filed with the SEC. Any such information so updated or replaced shall not be deemed, except as so updated or replaced, to constitute a part of this prospectus.

PROSPECTUS SUMMARY
This summary highlights selected information about Independent Bank Corp. and a general description of the Securities we may offer. This summary is not complete and does not contain all of the information that may be important to you. For a more complete understanding of the Company and the terms of the Securities we will offer, you should read this entire prospectus carefully, including the applicable prospectus supplement for the Securities and the other documents we refer to and incorporate by reference. In particular, we incorporate important business and financial information into this prospectus by reference.
The Securities We May Offer
The descriptions of the Securities contained in this prospectus, together with the applicable prospectus supplements, summarize certain material terms and provisions of the various types of Securities that we or selling security holders may offer. The particular material terms of the Securities offered by a prospectus supplement will be described in that prospectus supplement. If indicated in the applicable prospectus supplement, the terms of the offered Securities may differ from the terms summarized below. The prospectus supplement will also contain information, where applicable, about material U.S. federal income tax consequences relating to the offered Securities, and the securities exchange, if any, on which the offered Securities will be listed. The descriptions in this prospectus and the applicable prospectus supplement do not contain all of the information that you may find useful or that may be important to you. You should refer to the provisions of the actual documents whose terms are summarized herein and in the applicable prospectus supplement, because those documents, and not the summaries, define your rights as holders of the relevant Securities. For more information, please review the forms of these documents, which will be filed with the SEC and will be available as described under the heading “Where You Can Find More Information” above.
Common Stock
We may sell our common stock, par value $0.01 per share. In a prospectus supplement, we will describe the aggregate number of shares offered and the offering price or prices of the shares.
Preferred Stock; Depositary Shares
We may sell shares of our preferred stock, par value $0.01 per share, in one or more series. In a prospectus supplement, we will describe the specific designation, the aggregate number of shares offered, the dividend rate or manner of calculating the dividend rate, the dividend periods or manner of calculating the dividend periods, the ranking of the shares of the series with respect to dividends, liquidation and dissolution, the stated value of the shares of the series, the voting rights of the shares of the series, if any, whether and on what terms the shares of the series will be convertible or exchangeable, whether and on what terms we can redeem the shares of the series, whether we will offer depositary shares representing shares of the series and if so, the fraction or multiple of a share of preferred stock represented by each depositary share, whether we will list the preferred stock or depositary shares on a securities exchange and any other specific terms of the series of preferred stock.
Warrants or Other Rights
We may sell warrants or other rights to purchase our debt securities, shares of preferred stock or shares of our common stock. In a prospectus supplement, we will inform you of the exercise price and other specific terms of any such warrants or other rights, including whether our or your obligations, if any, under any warrants or other rights may be satisfied by delivering or purchasing the underlying securities or their cash value.
Stock Purchase Contracts
We may issue stock purchase contracts, including contracts obligating holders to purchase from us and us to sell to the holders, a specified number of shares of common stock, preferred stock, depositary shares or other security or property at a future date or dates. In a prospectus supplement, we will inform you of the specific terms of any series of stock purchase contracts, including whether the consideration per share of common stock or preferred stock or per depositary share or other security or property may be fixed at the time the stock purchase contracts are issued or may be determined by a specific reference to a formula set forth in the stock purchase contracts. The stock purchase contracts may be issued separately or as part of stock purchase units consisting of a stock purchase contract and debt securities, preferred stock or debt obligations of third parties, including U.S. treasury securities, other stock purchase contracts or common stock, or other securities or property, securing the holders’ obligations to purchase or sell, as the case may be, the common stock or the preferred stock under the stock purchase contracts.
Debt Securities
Our debt securities may be senior or subordinated in priority of payment. We will provide a prospectus supplement that describes the ranking, whether senior or subordinated, the level of seniority or subordination (as applicable), the specific designation, the aggregate principal amount, the purchase price, the maturity, the redemption terms, the interest rate or manner of calculating the interest rate, the time of payment of interest, if any, the terms for any conversion or exchange, including the terms relating to the adjustment of any conversion or exchange mechanism, the listing, if any, on a securities exchange and any other specific terms of the debt securities.
Units
We may sell any combination of one or more of the Securities described in this prospectus, together as units. In a prospectus supplement, we will describe the particular combination of Securities constituting any units and any other specific terms of the units.

RISK FACTORS
An investment in the Securities involves risks. Before making an investment decision, you should carefully consider the risks described under “Risk Factors” in the applicable prospectus supplement and in our most recent Annual Report on Form 10-K, and in our updates to those Risk Factors in our Quarterly Reports on Form 10-Q following the most recent Form 10-K, and in all other information appearing in this prospectus or incorporated by reference into this prospectus and any applicable prospectus supplement. For a description of these reports and documents, and information about where you can find them, see “Where You Can Find More Information” and “Incorporation of Certain Documents By Reference” above. The material risks and uncertainties that management believes affect the Company will be described in those documents. In addition to those risk factors, there may be additional risks and uncertainties of which management is not aware or on which management is not focused or that management deems immaterial. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment. This prospectus is qualified in its entirety by these risk factors.
USE OF PROCEEDS
Unless otherwise indicated in the applicable prospectus supplement, we intend to use the net proceeds from the sale of Securities for general corporate purposes, including:
•increasing our regulatory capital levels;
•refinancing, reduction or repayment of debt;
•investments in Rockland Trust Company and our other subsidiaries as regulatory capital;
•financing of possible acquisitions; and
•expansion of the business.
The prospectus supplement with respect to an offering of any Securities may identify different or additional uses for the proceeds of that offering.
LEGAL MATTERS
The validity of the Securities being offered hereby is being passed upon by Day Pitney LLP, Boston, Massachusetts. The legality of the Securities for any underwriters, dealers or agents will be passed upon by counsel as may be specified in the applicable prospectus supplement.

EXPERTS
The consolidated financial statements of Independent Bank Corp. appearing in Independent Bank Corp.’s Annual Report (Form 10-K) for the year ended December 31, 2023, and the effectiveness of Independent Bank Corp.’s internal control over financial reporting as of December 31, 2023 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution
The following table sets forth the various expenses of the Company in connection with the registration of the Securities offered. All amounts shown are estimated and are based on fees related to the preparation and filing of this registration statement exclusive of the Securities offerings hereunder:

SEC Registration Fee	$ (1)(2)
Printing expenses	$ (2)
Legal fees and expenses	$ (2)
Accounting fees and expenses	$ (2)
Miscellaneous	$ (2)
Total	$ (2)
__________________
(1)Under Rules 456(b) and 457(r) under the Securities Act, the registration fee will be paid at the time of any particular offering of Securities under this registration statement.
(2)Fees and expenses are based on the number of issuances and the amount of the Securities offered and, accordingly, are not currently determinable.
Item 15. Indemnification of Directors and Officers
Independent Bank Corp. is a Massachusetts corporation. Massachusetts General Laws Chapter 156D, Section 2.02(b)(4) allows a corporation to eliminate or limit the personal liability of a director of a corporation to the corporation for monetary damages for a breach of fiduciary duty as a director notwithstanding any provision of law imposing such liability, except where the director breached the duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of an improper distribution or obtained an improper personal benefit. The Company has included a similar provision in its articles of organization.
Massachusetts General Laws Chapter 156D, Section 8.51(a) provides that a corporation may indemnify its directors against liability incurred in connection with any proceeding brought against any director by virtue of his or her position as a director of the corporation unless the director is deemed to have not acted in good faith in the reasonable belief that his or her action was in the best interests of the corporation (or, in the case of a criminal proceeding, unless he or she had reasonable cause to believe his or her conduct was unlawful). As noted below, the Company has provided for director indemnification in its articles of organization and bylaws.
Massachusetts General Laws Chapter 156D, Section 8.52 provides that a corporation must indemnify a director who is wholly successful, on the merits or otherwise, in the defense of any proceeding to which the director was a party because he or she was a director of the corporation against reasonable expenses incurred in connection with the proceeding.
Massachusetts General Laws Chapter 156D, Section 8.56(a) provides that a corporation may indemnify its officers to the same extent as its directors and, for officers that are not directors, subject to certain exceptions, to the extent provided by (i) the articles of organization, (ii) the bylaws, (iii) resolution of the board of directors or (iv) contract. As noted below, the Company has provided for officer indemnification in its articles of organization and bylaws.
Both Massachusetts General Laws Chapter 156D, Section 8.57 and the Company’s articles of organization provide that the Company may purchase and maintain insurance on behalf of an officer or director in his or her capacity as officer or director or while serving at the Company’s request as a director, officer, partner, trustee, employee, or agent of another domestic or foreign corporation, partnership, joint venture, trust, employee benefit plan, or other entity, against liability asserted against or incurred in that capacity or arising from his or her status as a director or officer. The Company currently maintains directors’ and officers’ liability insurance, which insures its officers and directors with respect to any claim arising out of an alleged wrongful act by such person in their respective capacities as officers and directors of the Company.
Under the Company’s articles of organization and its bylaws, the Company shall indemnify a director or officer to the full extent permitted by applicable law, including the Massachusetts Business Corporation Act and Section 18(k) of the Federal Deposit Insurance Act, and the regulations promulgated thereunder. The Company shall indemnify a director or officer if his or her conduct was in good faith, there was reasonable belief that the conduct was in the best interests of the Company or that the conduct was at least not opposed to the best interests of the Company, and, in the case of any criminal proceeding, there was reasonable cause to believe that the conduct was lawful. In the case of an employee benefit plan, if the director or officer reasonably believed that his or her conduct was in the interests of the participants in, and the beneficiaries of, the plan, it shall satisfy the requirement that the conduct was at least not opposed to the best interests of the Company. The Company may also indemnify a director or officer who engaged in conduct for which he or she shall not be liable under the Company’s limitation of liability provision in its articles of organization.
The determination of whether the relevant standards of conduct have been met shall be made: (a) if there are two or more disinterested directors, by the board of directors by a majority vote of all the disinterested directors or by a majority of the members of a committee of two or more disinterested directors appointed by vote; (b) by special legal counsel (1) selected by a majority vote of all the disinterested directors or by a majority of the members of a committee of two or more disinterested directors appointed by vote, or (2) if there are fewer than two disinterested directors, selected by the board of directors, including those directors who do not qualify as disinterested directors; or (c) by the shareholders (but shares owned by or voted under the control of a non-disinterested director may not be voted on the determination).
The Company’s articles of organization and its bylaws provide that no repeal or modification of the indemnification provisions contained therein shall affect or diminish the rights of any indemnified person to indemnification with respect to any action or proceeding arising out of or relating to any actions occurring prior to such repeal or modification. The Company’s articles of organization provide further that no repeal or modification of the provision limiting the liability of directors or officers shall adversely affect the rights and protections afforded to directors or officers of the Company for acts or omissions occurring prior to the repeal or modification.
The Company’s articles of organization also provide that if the Massachusetts Business Corporation Act is subsequently amended to increase the scope of permitted indemnification, indemnification under the articles shall be provided to the full extent permitted or required by the amendment.

Item 16. Exhibits
The following Exhibits are filed herewith or incorporated herein by reference:

1*	Form of Underwriting Agreement or Purchase Agreement.
3.1	Restated Articles of Organization of Independent Bank Corp. (incorporated by reference to Exhibit 3.2 to Independent Bank Corp.’s Current Report on Form 8-K filed with the SEC on July 20, 2015).
3.2	Amended and Restated Bylaws of Independent Bank Corp. (incorporated by reference to Exhibit 3.1 to Independent Bank Corp.’s Current Report on Form 8-K filed with the SEC on October 23, 2017).
4.1	Specimen Common Stock Certificate (incorporated by reference to Independent Bank Corp.’s Annual Report on Form 10-K for the year ended December 31, 1992, filed with the SEC on March 29, 1993 (paper filing)).
4.2*	Form of Senior Debt Security.
4.3*	Form of Subordinated Debt Security.
4.4*	Form of Depositary Receipt.
4.5*	Form of Warrant Certificate.
4.6*	Form of Unit Certificate.
4.7*	Form of Certificate of Designation of Preferred Stock.
4.8	Form of Senior Debt Indenture.
4.9	Form of Subordinated Debt Indenture.
4.10*	Form of Deposit Agreement for Depositary Shares.
4.11*	Form of Warrant Agreement.
4.12*	Form of Unit Agreement.
4.13*	Form of Preferred Stock Certificate.
5.1	Opinion of Day Pitney LLP regarding the legality of the securities being registered.
23.1	Consent of Ernst & Young LLP, independent registered public accounting firm.
23.2	Consent of Day Pitney LLP (included as part of Exhibit 5.1).
24	Power of Attorney (included on signature page to this registration statement).
25.1*	Statement of Eligibility of Trustee on Form T-1 of Trustee under the Senior Debt Indenture.
25.2*	Statement of Eligibility of Trustee on Form T-1 of Trustee under the Subordinated Debt Indenture.
101	The instance document does not appear in the interactive data file because its XBRL tags are embedded within the inline XBRL document.
107	Filing Fee Table
__________________
*If applicable, to be filed by post-effective amendment to this registration statement or as an exhibit to a report filed pursuant to Section 13(a) or 15(d) of the Exchange Act, and incorporated herein by reference.
Item 17. Undertakings
(a)The undersigned registrant undertakes:
(1)To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)To include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii)To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” or “Calculation of Registration Fee” table, as applicable, in the effective registration statement; and
(iii)To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in this registration statement;
provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)That, for the purpose of determining liability under the Securities Act to any purchaser:
(i)Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(ii)Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415 (a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5)That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities:
The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv)Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(b)The undersigned registrant further undertakes that, for the purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c)Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
(d)The undersigned registrant undertakes that:
(i)For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.
(ii)For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(e)The undersigned registrant undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Act.

SIGNATURES
Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rockland, Commonwealth of Massachusetts, on this 8th day of August, 2024.

INDEPENDENT BANK CORP.

By:	/s/ Patricia M. Natale
Patricia M. Natale
General Counsel and Corporate Secretary
POWER OF ATTORNEY
Each person whose signature appears below hereby constitutes and appoints Maureen Gaffney, Patricia M. Natale, and Mark Ruggiero as attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments and registration statements filed pursuant to Rule 462 under the Securities Act) to this registration statement on Form S-3, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, ratifying and confirming all that said attorneys-in-fact and agents, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jeffrey Tengel	Director, Chief Executive Officer and President	August 8, 2024
Jeffrey Tengel	(Principal Executive Officer)

/s/ Mark J. Ruggiero	Chief Financial Officer	August 8, 2024
Mark J. Ruggiero	(Principal Financial Officer )

/s/ Maureen A. Gaffney	Senior Vice President, Controller and Principal Accounting Officer	August 8, 2024
Maureen A. Gaffney	(Principal Accounting Officer)

/s/ Donna L. Abelli	Director and Chair of the Board	August 8, 2024
Donna L. Abelli

/s/ Michael P. Hogan	Director	August 8, 2024
Michael P. Hogan

/s/ Mary L. Lentz	Director	August 8, 2024
Mary L. Lentz

/s/ Eileen C. Miskell	Director	August 8, 2024
Eileen C. Miskell

/s/ John J. Morrissey	Director	August 8, 2024
John J. Morrissey

/s/ James O’Shanna Morton	Director	August 8, 2024
James O’Shanna Morton

/s/ Gerard F. Nadeau	Director	August 8, 2024
Gerard F. Nadeau

/s/ Daniel F. O’Brien	Director	August 8, 2024
Daniel F. O’Brien

/s/ Susan Perry O’Day	Director	August 8, 2024
Susan Perry O’Day

/s/ Scott K. Smith	Director	August 8, 2024
Scott K. Smith

/s/ Thomas R. Venables	Director	August 8, 2024
Thomas R. Venables